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                                                                   Exhibit 10.10

[NESTLE LOGO]                                                 [HAAGEN-DAZS LOGO]





                          ICE CREAM PARTNERS USA, LLC

                                  DEMAND NOTE

AMOUNT: $50,000,000                                      DATE: NOVEMBER 17, 2000

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Nestle USA, Inc. ("NUSA") in lawful money of the United States of America the principal sum of Fifty Million Dollars ($50,000,000), or the aggregate unpaid principal amount of all advances that have been made by NUSA to the undersigned hereunder and are outstanding on the date this note is presented for payment by NUSA to the undersigned.

The unpaid balance of this obligation shall bear interest from the date hereof until full payment under the following terms:

    Principal:           Average daily balance of the obligation for the
                         Interest Period

    Per Annum Rate:      Average daily one month USD LIBOR BBA for the Interest
                         Period, increased by a margin of 29 basis points (.29%)

    Calculation Basis:   Actual/360-day year

    Interest Period:     Monthly, Nestle USA fiscal calendar

    Interest Payments:   Monthly, in arrears on the last day of the Interest
                         Period

This Note is payable on demand and the holder shall be entitled to require payment in full of all amounts outstanding, whether or not an event of default exists hereunder. Any demand that exceeds twenty-five million ($25,000,000) requires at least ten (10) Business Days notice to the undersigned, which requirement may be waived by the undersigned. The undersigned may repay part or all of its loan balance without premium or penalty, provided that, if any repayment exceeds twenty-five million ($25,000,000) the undersigned must notify NUSA at least ten (10) Business Days prior to such repayment, which notification may be waived by NUSA.

NUSA shall record, in a separate loan account, all advances made by NUSA pursuant to this Note, and all repayments of such advances made by the undersigned. NUSA shall deliver to the undersigned each month a report that details all advances and repayments for that month.

The undersigned hereby waives presentment, protest, demand and notice of nonpayment of this Note. This Note is subject to and shall be construed under the laws of the State of Delaware.

Date:  27 November 2000                       By:  ICE CREAM PARTNERS USA, LLC
       ----------------


                                                   /s/ Richard M. Paschal
                                                   -----------------------------
                                                   Richard M. Paschal
                                                   Vice President and Chief
                                                   Financial Officer